Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In connection with the Annual Report of Quiksilver, Inc. (the “Company”) on Form 10-K for the period ending October 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert B. McKnight, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2003, that:

               (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert B. McKnight, Jr.

Robert B. McKnight, Jr.
Chief Executive Officer
January 11, 2005